Exhibit 10.11

CFO SERVICES AGREEMENT

This Agreement is made on this 1st day of December, 2025 by and between Silicon Valley Acquisition Corp., a Cayman Islands exempted company (the “Company”), and Madan Menon (the “Consultant”) The Company and Consultant are sometimes hereinafter referred to singly as the “Party” and collectively as the “Parties.”

WHEREAS, the Consultant is being appointed by the Company to offer certain professional services as per requirements of the Company, on the terms and conditions as set forth below:

NOW, THEREFORE, in consideration of the mutual covenants as set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1	Services

The Consultant shall be appointed by the Company in the capacity of “Chief Operating Officer” to render professional services as requested by the Company from time to time (the “Services”).

2	Term

The term of the Agreement shall commence on the date the securities of the Company are first listed on the Nasdaq Stock Market LLC, pursuant to a Registration Statement on Form S-1 filed with the Securities and Exchange Commission (as amended, the “Registration Statement”) and shall continue until the earlier of the consummation by the Company of an initial business combination or the Company’s liquidation (in each case as described in the Registration Statement), unless terminated earlier by either Party pursuant to Section 3 below. During the term of the Agreement, the Consultant shall report to the Chief Executive Officer of the Company.

3	Termination

The Company or the Consultant may terminate this Agreement by giving 15 days’ prior written notice to the other Party; provided that either Party may terminate this Agreement immediately upon written notice to the other Party in the event of a material breach of this Agreement by such other Party. Upon such termination, the obligations of both Parties shall come to an end (except those obligations that expressly survive the termination of this Agreement) and the Consultant shall immediately hand over to the Company, all documents, papers, data, confidential information or any other information obtained by him during the course of the Agreement and shall fully co-operate with the Company to ensure a smooth and orderly transition of information, data and records to the Company.

The Company shall be relieved of any obligation to pay the Consultant for any Services except for those, which may have been performed up to the date of termination.

4	Relationship

The Consultant shall perform the Services hereunder as an independent contractor. Except as specifically set forth herein, nothing contained in this Agreement shall be construed as creating a contract of employment or fiduciary relationship or partnership among the Parties. This Agreement does not authorize the Parties to assume, create or undertake any obligation of any kind expressed or implied, on behalf of or in the name of any of the other Party without express written consent.

5	Compliance with Local Laws

The Consultant will be responsible for legal and statutory compliance with local laws, taxation and any other business of other laws or any other country to which he may be deputed. The Consultant will indemnify the Company all costs, including any interest, penalties and legal expenses and fees that the Company may incur as a result of non-compliance with any laws or acts as applicable to an independent service provider.

6	Taxes and Insurance

The Consultant shall be responsible for charging in the invoice and payment of any indirect taxes after recovery from the Company as required by the regulations. All payments to the Consultant shall be subject to applicable United States federal, state and local taxes.

The Consultant shall be solely responsible for obtaining medical, accident and insurance policies and the Company shall have no obligation or liability with respect to any expenses incurred by the Consultant relating to the above-referred risks.

7	Compensation

In consideration for the Services to be performed hereunder, the Company will reimburse the Consultant for any business expenses, including pre-approved travel-related expenses, incurred in connection with the provision of Services hereunder, in accordance with the Company’s standard policies and procedures in effect from time to time.

In addition to the foregoing, prior to completion of the initial public offering (the “IPO”), Silicon Valley Acquisition Sponsor LLC (the “Sponsor”) shall, at its election, either (i) assign and transfer to the Consultant 150,000 (One Hundred Fifty Thousand) founder shares or (ii) issue to the Consultant membership interests in the Sponsor representing 150,000 (One Hundred Fifty Thousand) founder shares. In addition, the Sponsor may assign and transfer additional membership interests representing founder shares to the Consultant in connection with the Consultant’s performance of Services at the sole discretion of its Managing Member. For purposes of clarity, should the Company not complete a Business Combination, none of the founder shares described in this paragraph will be due and payable. In addition, should the Consultant cease to provide Services prior to 24 months following the closing of the IPO, the Consultant shall automatically forfeit all of the founder shares or membership interests held by the Consultant, which shall automatically be assigned and returned to the Sponsor, unless otherwise determined by the Company’s board of directors or the Managing Member, as applicable, in its sole discretion.

8	Confidentiality

During the term of this Agreement and thereafter at all times, the Consultant shall keep strictly confidential all non-public information regarding the Company and its business, including information regarding any transactions or proposed transactions, records and information received by him from the Company and/or developed or prepared by him or by his staff or sub-contractors, if any, pursuant to this Agreement. Consultant will sign a confidentiality agreement before commencing on any assignment if desired by Company.

9	Performance

Failure on part of the Company, at any time, to require performance of any provisions of the obligations of the Consultant set forth in this Agreement, shall not affect the right to require full performance thereof at any time thereafter.

10	Engagement

This Agreement is executed based on the individual professional expertise of the Consultant and the Consultant agrees not to assign this Agreement or any rights or obligations hereunder, to any third party without prior written consent of the Company.

11	Amendment

No modification, deletion, amendment or variation of any term or provision of this Agreement shall be of any force or effect, unless stated in writing and signed by the parties, or in case of a waiver, signed by the party granting the waiver. No verbal agreement or understanding or conduct of any nature relating to the subject matter hereof shall be considered valid and enforceable.

12	Indemnification

Subject to Section 14 below, the Consultant shall be entitled to indemnification by the Company pursuant to an Indemnification Agreement being entered into between the Company and the Consultant on or about the date hereof.

13	Other Obligations

The Consultant represents and warrants to the Company that he currently is under no contract or agreement, nor has Subcontractor previously executed any documents whatsoever with any other person, firm, association, or corporation that will, in any manner, prevent the Consultant from providing the Services contemplated under this Agreement.

14	Waiver

The Consultant understands that, in connection with the Company’s planned IPO, the Company intends to establish a trust fund (the “Trust Fund”), initially in an amount expected to be $200,000,000, for the benefit of the Company’s public shareholders and that the Company may disburse monies from the Trust Fund only under the limited circumstances to be set forth in the prospectus for the IPO. The Consultant hereby agrees that he does not have any right, title, interest or claim of any kind in or to any monies in the Trust Fund (“Claim”) and waives any Claim he may have in the future as a result of, or arising out of, any Services provided to the Company hereunder and will not seek recourse against the Trust Fund for any breach by the Company of this Agreement or for any other reason. This section shall survive the termination of this Agreement for any reason.

15	Miscellaneous

a.	Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties with respect to the Consultant’s engagement by the Company, and the other subject matters contained herein, expressly superseding all prior written, oral or implied agreements and understandings.

b.	Waiver. The waiver by any party of any breach of any covenant or condition of this Agreement shall not be construed as a waiver of any subsequent breach of such covenant or condition or of the breach of any other restrictive covenant or condition contained in this Agreement.

c.	Headings. Any section or paragraph title or caption contained in this Agreement is for convenience only, and in no way defines, limits or describes the scope or intent of this Agreement or any of the provisions hereof.

d.	Successors. The Company may assign the rights and benefits given to it in this Agreement. This Agreement shall also survive any sale of assets, merger, consolidation, or other change in the corporate structure of the Company. The duties of the Contractor hereunder are personal in nature and, therefore, may not be assigned.

e.	Severability. If any term, condition, or provision of this Agreement shall be found to be illegal or unenforceable for any reason, such provision shall be modified or deleted so as to make the balance of this Agreement, as modified, valid and enforceable to the fullest extent permitted by applicable law.

f.	Amendment or Modifications. This agreement shall not be amended, revoked, altered or modified in whole or in part, except by an agreement in writing signed by the parties.

g.	Governing Law. All questions relating to the interpretation, performance or breach of this Agreement shall be governed by the law of the State of Delaware.

h.	Construction. This Agreement shall not be construed against any party by reason of the fact that the party may be responsible for the drafting of this Agreement or any provision hereof.

i.	Knowledge of Rights and Duties. The parties have carefully reviewed and completely read all of the provisions of this Agreement and understand and have been advised that they should consult with their own legal counsel for any and all explanations of their rights, duties, obligations and responsibilities hereunder.

j.	Survival. The provisions of Sections 3 through 15 of this Agreement shall survive the termination or expiration, for any reason, of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement on the dates below indicated.

Silicon Valley Acquisition Corp.		CONSULTANT:

BY:	/s/ Dan Nash	BY:	/s/ Madan Menon
NAME:	Dan Nash	NAME:	Madan Menon
ITS:	Chief Executive Officer

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